Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Viracta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.0001 per share, reserved for issuance under the Registrant’s 2021 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	1,871,382(2)	$2.35(4)	$4,397,747.70	$92.70 per $1,000,000	$407.67

Equity	Common Stock, par value $0.0001 per share, reserved for issuance under the Registrant’s 2021 Inducement Equity Incentive Plan	Rule 457(c) and Rule 457(h)	1,000,000(3)	$2.35(4)	$2,350,000.00	$92.70 per $1,000,000	$217.85

Total Offering Amounts					$6,747,747.70		$625.52

Total Fee Offsets(5)							—

Net Fee Due							$625.52

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Viracta Therapeutics, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and the Viracta Therapeutics, Inc. 2021 Inducement Equity Incentive Plan (the “2021 Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Represents an automatic increase in the number of shares of common stock reserved for issuance pursuant to future awards under the 2021 Plan as a result of the annual evergreen increase under the 2021 Plan.

(3)	Represents shares of common stock reserved for issuance under the 2021 Inducement Plan.
(4)

Pursuant to Rule 457(c) and 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $2.35, which is the average of the high and low prices of shares of Registrant’s common stock on The Nasdaq Capital Market on March 14, 2022 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission).

(5)	The Registrant does not have any fee offsets.